                                                                    EXHIBIT 11.1

                 Statement of Computation of Per Share Earnings


---------------------------------- ---------------------- ---------------------- -----------------------
                                           1997                   1998                    1999
---------------------------------- ---------------------- ---------------------- -----------------------
Net Loss                                   $ (2,612,000)         $ (48,121,000)         $ (195,397,000)
---------------------------------- ---------------------- ---------------------- -----------------------
Preferred Dividend                                                                          (1,146,000)
---------------------------------- ---------------------- ---------------------- -----------------------
Net Loss Available to Common
Shareholders                               $ (2,612,000)         $ (48,121,000)         $ (196,543,000)
---------------------------------- ---------------------- ---------------------- -----------------------
Weighted Average Shares
Outstanding in computing net loss
per share                                     3,271,546              5,708,535              71,765,208
---------------------------------- ---------------------- ---------------------- -----------------------
Net Loss per Share                         $      (0.80)         $       (8.43)         $        (2.74)
---------------------------------- ---------------------- ---------------------- -----------------------